UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009
NANOSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 400-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 28, 2009, Nanosphere, Inc. (the “Company”) executed a lease renewal (the “Lease”) with Northbrook Commercial Properties, LLC for the Company’s principal executive office at 4088 Commercial Avenue, Northbrook, Illinois (the “Facility”). All of the Company’s current executive, research and development and manufacturing functions are located at the 40,945 square foot Facility. The existing lease for the Facility expires in May 2010. The term of the Lease shall be for a period of four years, which term shall commence on June 1, 2010 and end on May 31, 2014. Base rent on the Lease will range from $34,956.77 per month for the first twelve months of the Lease to $38,026.15 per month for the final twelve months of the Lease. The Company will also pay as additional rent its proportionate share of real estate taxes and operating expenses, which include all costs of operating, maintaining, replacing and repairing the leased facility. The Company has two successive three year options to renew the Lease.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Lease Agreement, dated August 28, 2009, between Nanosphere, Inc. and Northbrook Commercial Properties, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)
Date: September 1, 2009	By:	/s/ Roger Moody
Roger Moody
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement, dated August 28, 2009, between Nanosphere, Inc. and Northbrook Commercial Properties, LLC.